UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2015

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
404I-T Hadley Road
S. Plainfield, New Jersey 07080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Majesco Entertainment Company (the “Company”) entered into separate exchange agreements (the “Exchange Agreement”), dated April 24, 2015, with each of the accredited investors (the “Investors”) that invested in the Company’s private placement that closed on December 17, 2014 (the “Private Placement”).  Pursuant to the Private Placement the Company issued units consisting  Series A Convertible Preferred Stock (“Preferred A Shares”) and five year warrants (the “Warrants”) to purchase in the aggregate 8,823,537 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  Under the terms of the Exchange Agreement, each Investor will exchange their respective Warrants received in the Private Placement for shares of the Company’s Common Stock; provided that should the receipt of Common Stock place any such Investor over certain ownership thresholds then such Investor will receive shares of the Company’ s 0% Series B Convertible Preferred Stock (the “Preferred B Shares”) in lieu of Common Stock.

The Preferred B  Shares are convertible into shares of Common Stock based on a conversion calculation equal to the stated value of the of such Preferred Share, plus all accrued and unpaid dividends, if any, on such Preferred B Share, as of such date of determination, divided by the conversion price. The Company is prohibited from effecting a conversion of the Preferred B Shares to the extent that, as a result of such conversion, such Investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred B Shares, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.  Subject to such beneficial ownership limitations, each holder is entitled to vote on all matters submitted to stockholders of the Company on an as converted basis.  Pursuant to the Certificate of Designations, Preferences and Rights of the 0% Series B Convertible Preferred Stock (the “Series B Certificate of Designations”), the Preferred B Shares will rank junior to the Preferred A Shares and will bear no interest.

The foregoing descriptions of the Exchange Agreement and the Preferred B Shares are not complete and are qualified in their entireties by reference to the full text of the Certificate of Designations and of the Form of Exchange Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and are incorporated by reference herein.

Item 3.02    Unregistered Sales of Equity Securities

In accordance with the Exchange Agreement, pursuant to which the Company exchanged the Warrants for shares of the Company’s Common Stock, in an aggregate amount of 882,356 and Preferred B Shares that are convertible into an aggregate amount of 5,420,171 shares of Common Stock. The details of this transaction are described in Item 1.01, which is incorporated by reference, in its entirety, into this Item 3.02.  The securities issued pursuant to the Exchange Agreement were issued as exempt securities pursuant to the provisions of Section 3(a)(9) of the Securities Act.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 30, 2015, the Company filed the Series B Certificate of Designations with the Delaware Secretary of State. Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated by reference, in its entirety, into this Item 5.03.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

4.1	Certificate of Designations, Preferences and Rights of the 0% Series B Convertible Preferred Stock of Majesco Entertainment Company
10.1	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: April 30, 2015	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer

EXHIBIT INDEX

4.1	Certificate of Designations, Preferences and Rights of the 0% Series B Convertible Preferred Stock of Majesco Entertainment Company
10.1	Form of Exchange Agreement